Exhibit 10(a)79

                                 FIRST AMENDMENT
                       TO THE OUTSIDE DIRECTORS STOCK PLAN
                    FOR SUBSIDIARIES OF THE SOUTHERN COMPANY


         WHEREAS, the Board of Directors of The Southern Company (the "Company") heretofore adopted the Outside Directors Stock Plan for Subsidiaries of The Southern Company (the "Plan"), effective as of January 1, 1995; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to clarify the market value of stock purchased on the open market pursuant to the Plan; and

         WHEREAS, pursuant to Section 6.2 of the Plan, the Board of Directors of the Company has the authority to amend the Plan at any time, subject to shareholder approval when required, which approval is not now required;

         NOW THEREFORE, effective as of January 1, 1995, the Board of Directors of the Company hereby amends the Plan as follows:


                                                        1.


         Section 2.8 of the Plan shall be amended by deleting said Section in its entirety and substituting therefore the following language:


         2.8      "Market Value" shall mean the following:

         (a) With respect to Stock that is issued by the Company, the average of the high and low prices of the Stock, as published in the Wall Street Journal in its report of
                                   -------------------
                  New York Stock Exchange composite transactions, on the
                  date one day prior to the date of distribution as set forth in Section 4.3(a) of the Plan (or the average of the high and low sale prices on the trading day immediately preceding such determination date if the Stock is not traded on the date one day prior to the date of distribution).

         (b) With respect to Stock that is purchased on the open market, the actual purchase price paid for such Stock on the date of purchase.







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                                                        2.

         Section 4.3(a) of the Plan shall be amended by deleting the second sentence of Section 4.3(a) and substituting therefore the following language:


                  The amount of Stock to be distributed to a Participant shall initially be determined by first dividing the Participant's required and elected dollar amount of Stock compensation by four (4) and then dividing such quarterly quotient by the Market Value of the Stock. Subsequent distributions shall be based on such quarterly quotient divided by the Market Value of the Stock.


                                                        3.


         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as adopted by the Company prior to the adoption of this First Amendment.


         IN WITNESS WHEREOF, this First Amendment has been executed pursuant to resolutions of the Board of Directors of The Southern Company this day of , 1995, to be effective as of January 1, 1995.


                                                     THE SOUTHERN COMPANY



                                                     By:
                                                     Its:



Attest:



By:
Its:

         (CORPORATE SEAL]